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                                    BYLAWS OF

                     CALIFORNIA COMMUNITY BANCSHARES, INC.,

                             A DELAWARE CORPORATION


                                    ARTICLE I

                                     OFFICES

         SECTION 1.1. PRINCIPAL OFFICE. The principal office and place of business of California Community Bancshares, Inc. (hereinafter the "Corporation") shall be One Maritime Plaza, Suite 825, San Francisco, California 94111.

         SECTION 1.2. OTHER OFFICES. The Corporation may establish or discontinue, from time to time, such other offices and places of business as may be deemed proper for the conduct of the Corporation's business.

                                   ARTICLE II

                             STOCKHOLDERS' MEETINGS

         SECTION 2.1. ANNUAL MEETINGS. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors (hereinafter the "Board") from time to time. Any other proper business may be transacted at the annual meeting.

         SECTION 2.2. SPECIAL MEETINGS. Subject to the provisions of the Certificate of Incorporation, special meetings of stockholders for any purpose or purposes may be called at any time by the Board, the Chairman of the Board, if any, or the President, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         SECTION 2.3. NOTICE OF MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is being called. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

         SECTION 2.4. QUORUM. The presence in person or by proxy of the holders of a majority of the voting power of the then-outstanding shares of Voting Stock (as defined in the Certificate of Incorporation) on the record date, as herein determined, shall constitute a quorum at all meetings of stockholders for the transaction of any business, but, in the absence of a quorum, the holders of a smaller number of shares of Voting Stock may adjourn a meeting from time to time, without further notice (unless otherwise required herein or by law), until a quorum is secured. Unless otherwise provided in the Certificate of Incorporation, at each annual or special meeting of stockholders, each stockholder shall be entitled to one vote, either in person or by proxy, for each share of common stock registered in the stockholder's name on the books of the Corporation, on the record date for any such meeting as determined herein.

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         SECTION 2.5. ADJOURNMENTS, NOTICE. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and, unless otherwise required by law and subject to the provisions hereof, notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment, a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         SECTION 2.6. ORGANIZATION. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman so designated by the Board, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         SECTION 2.7. VOTING; PROXIES. Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three
(3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon.

         SECTION 2.8. NOMINATIONS. Except for directors elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article V of the Certificate of Incorporation, or for directors otherwise elected pursuant to the provisions of Section C of Article VI of the Certificate of Incorporation, only individuals nominated for election to the Board pursuant to and in accordance with the provision of this Section 2.8 may be elected to and may serve upon the Board of the Corporation. Subject to the rights of holders of any series of Preferred Stock of the Corporation to elect directors under specified circumstances, nominations for the election of directors may be made only (i) by or at the direction of the Board, or (ii) by any stockholder of record entitled to vote in the election of directors generally who complies with the procedures set forth in this Section 2.8. Subject to the foregoing, only a stockholder of record entitled to vote in the election of directors generally may nominate persons for election as a director at a meeting of stockholders, and only if written notice of such stockholder's intent to make a nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation and has been received by the Secretary not later than the following dates: (i) with respect to an election to be held at an annual meeting of stockholders, sixty (60) days in advance of such meeting if such meeting is to be held on a day that is within thirty (30) days preceding the anniversary of the previous year's annual meeting, or ninety (90) days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth (10th) day following the date on which notice of such meeting is first mailed by the Corporation to its stockholders.

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         Each such notice shall set forth:

         (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;

         (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

         (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and

         (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board, or as is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a thereunder.

         To be effective, each notice of intent to make a nomination given hereunder shall be accompanied by the written consent of each nominee to serve as a director of the Corporation, if elected.

         The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not properly brought before the meeting in accordance with the provisions hereof and, if he should so determine, he shall declare to the meeting that such nomination was not properly brought before the meeting and shall not be considered.

         For purposes of this Section 2.8, any adjournment(s) or postponement(s) of the original meeting of stockholders whereby the meeting will reconvene within thirty (30) days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting, and no nominations by a stockholder of persons to be elected directors of the Corporation may be made at any such reconvened meeting, unless such notice of such nomination was timely given to the Secretary of the Corporation for the meeting as originally scheduled. Notwithstanding the foregoing, nothing in this Section 2.8 shall be interpreted or construed to require the inclusion of information about any such nominee in any proxy statement distributed by, at the direction of, or on behalf of the Board or the Corporation.

         SECTION 2.9. PROPER BUSINESS OF REGULAR MEETINGS. At a meeting of the stockholders, only such business shall be conducted as shall be a proper subject for the meeting and shall have been properly brought before the meeting. To be properly brought before a meeting, business must (a) be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise be properly brought before the meeting by or at the direction of the Board, or (c) otherwise (i) be properly requested to be brought before the meeting by a stockholder of record entitled to vote in the election of directors generally in accordance with the provisions of this Section 2.9; and (ii) constitute a proper subject to be brought before such meeting. For business to be properly brought before a meeting of stockholders, any stockholder who intends to bring any matter (other than the election of directors) before a meeting of stockholders and is entitled to vote on such matter, must deliver written notice of such stockholder's intent to bring such matter before the meeting of stockholders, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation. Such notice must be received by the Secretary not later than, with respect to an annual meeting of stockholders, sixty (60) days in advance of such meeting if such meeting is to be held on a day which is within thirty (30) days preceding the anniversary of the previous year's meeting, or ninety (90) days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's meeting; and with respect to any other meeting of stockholders, the close of business on the tenth (10th) day following the date of public disclosure of the date of such meeting. A stockholder's notice to the Secretary shall set forth, as to each matter the stockholder proposes to bring before the meeting of stockholders (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at

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the meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation that are owned by the stockholder, (d) any material interest of the stockholder in such business, and (e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in his capacity as a proponent of a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders' meeting, stockholders must provide notice as required by the regulations promulgated under the Securities Exchange Act of 1934, as amended. No business shall be conducted at a meeting of stockholders except in accordance with the procedures set forth in this Section 2.9, or as otherwise required by law.

         The chairman of a meeting shall, if the facts warrant, determine and declare to the meeting that (i) the business proposed to be brought before a meeting is not a proper subject therefor, and/or (ii) such business was not properly brought before the meeting in accordance with the provisions hereof and, if he should so determine, he shall declare to the meeting that (i) the business proposed to be brought before a meeting is not a proper subject therefor, and/or (ii) such business was not properly brought before the meeting and shall not be transacted.

         For purposes of this Section 2.9, any adjournment(s) or postponement(s) of the original meeting of stockholders whereby the meeting will reconvene within thirty (30) days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting, and no business may be brought before any reconvened meeting, unless such notice of such business was timely given to the Secretary of the Corporation for the meeting as originally scheduled. Notwithstanding the foregoing, nothing in this Section 2.9 shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of the Board or the Corporation.

         SECTION 2.10. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board; and (3) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board is required by law, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, however, that the Board may fix a new record date for the adjourned meeting.

         SECTION 2.11. LIST OF STOCKHOLDERS ENTITLED TO VOTE. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the

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number and class of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         SECTION 2.12. INSPECTORS OF ELECTION. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

         SECTION 2.13. CONDUCT OF MEETINGS. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders, as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding officer at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding officer should so determine, such person shall so declare to the meeting any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

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         SECTION 2.14. ACTION BY WRITTEN CONSENT OF STOCKHOLDERS. Unless
otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

                                   ARTICLE III

                                    DIRECTORS

         SECTION 3.1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by and under the direction of its Board.

         SECTION 3.2. NUMBER; ELECTION; TERM OF OFFICE. The Board shall consist of not less than four (4) nor more than more than thirteen (13), and shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously-authorized directorships at the time any such resolution is presented to the Board for adoption). The Board shall initially consist of the persons named as directors in the Certificate of Incorporation.

         The Board shall be divided into three (3) classes, designated Class "A", Class "B", and Class "C", which shall be as nearly equal in number of directors as possible. Each director shall be elected for a term ending at the date of the third annual meeting of stockholders following the annual meeting at which such director is elected; PROVIDED, however, that each initial director in Class "A" shall hold office until the annual meeting of stockholders in 2000; each initial director in Class "B" shall hold office until the annual meeting of stockholders in 2001; and each initial director in Class "C" shall hold office until the annual meeting of stockholders in 2002. At each annual meeting of stockholders, directors shall be elected for a term ending at the third annual meeting of stockholders following the annual meeting at which such directors are elected and shall succeed those whose terms expire at such annual meeting.

         SECTION 3.3. RESIGNATION; VACANCIES. Any director may resign at any time upon written notice to the Board of the Corporation. Any such resignation shall take effect at the time of receipt of notice thereof or at any later time specified therein, and, unless expressly required, acceptance of such resignation shall not be necessary to make it effective.

         Unless otherwise provided by law or the Certificate of Incorporation, any newly created directorship or any vacancy occurring in the Board for any cause may be filled solely by a majority of the remaining members of the Board, although such majority is less than a quorum, and each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced or until his successor is elected and qualified.

         SECTION 3.4. REGULAR MEETINGS. Regular meetings of the Board may be held at such places within or without the State of Delaware, and at such times as the Board may from time to time determine.

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         SECTION 3.5. SPECIAL MEETINGS. Special meetings of the Board for any purpose or purposes may be held at any time or place within or without the State of Delaware, whenever called by the Chairman of the Board, if any, any Vice Chairman, the President, the Chief Executive Officer, or by any two (2) members of the Board.

         SECTION 3.6. NOTICE OF SPECIAL MEETINGS. Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or other facsimile transmission, charges prepaid, addressed to each director at that director's address as it is shown on the records of the Corporation. If notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the special meeting. If the notice is delivered personally or by telephone, including a voice messaging system or other system of technology designed to record and communicate messages, facsimile, telegraph, electronic mail or other electronic means, it shall be delivered personally or by telephone at least forty-eight (48) hours before the time of the holding of the special meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who, the person giving the notice has reason to believe will promptly communicate to the director. The notice need not specify the purpose or purposes of the special meeting, unless otherwise required by law.

         SECTION 3.7. TELEPHONIC MEETINGS PERMITTED. Members of the Board, or any committee designated by the Board, may participate in a meeting thereof by means of conference telephone, electronic video screen communication, or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

         SECTION 3.8. QUORUM; VOTE REQUIRED FOR ACTION. At all meetings of the Board, a majority of the authorized number of Directors shall constitute a quorum for the transaction of business. Except in cases in which the Certificate of Incorporation, these Bylaws or applicable law otherwise provides, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. If a quorum is not present at any meetings of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

         SECTION 3.9. ORGANIZATION. Meetings of the Board shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.

         SECTION 3.10. ACTION BY WRITTEN CONSENT OF DIRECTORS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or such committee.

         SECTION 3.11. REMOVAL OF COMMITTEE MEMBERS OR OFFICERS. The Board may at any time remove, with or without cause, any member of any committee appointed by it or any officer elected by it and may appoint or elect his successor.

                                   ARTICLE IV

                      COMMITTEES OF THE BOARD OF DIRECTORS

         SECTION 4.1. COMMITTEES. The Board may from time to time, by resolution passed by a majority of the Board, designate one or more committees, each committee to consist of one or more of the directors

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of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

         SECTION 4.2. MEETINGS OF COMMITTEES. Any committee designated by the Board and established pursuant to this Article IV shall meet at the principal office of the Corporation or elsewhere in its discretion at such times to be determined by a majority of its members. A majority of its members shall be necessary to constitute a quorum for the transaction of business, unless the committee shall consist of one or two members, in which event one member shall constitute a quorum, and all matters shall be determined by a majority vote of the members present. Special meetings of such committee may be held at any time when a quorum is present.

         SECTION 4.3. COMMITTEE MINUTES. Minutes of each regular or special meeting of such committee shall be kept and submitted to the Board at its next regularly scheduled meeting, if available.

         SECTION 4.4. COMMITTEE RULES. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article III of these Bylaws.

                                    ARTICLE V

                                    OFFICERS

         SECTION 5.1. EXECUTIVE OFFICERS; ELECTION; QUALIFICATIONS; TERM OF OFFICE; RESIGNATION; REMOVAL; VACANCIES. The Board shall elect a President, a Chief Executive Officer, a Treasurer and a Secretary, and it may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members. The Board may also choose one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. Each such officer shall hold office until the first meeting of the Board after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal. Subject to the terms of a contract of employment, if any, any officer may resign at any time upon written notice to the Corporation. The Board may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting.

         SECTION 5.2. POWERS AND DUTIES OF EXECUTIVE OFFICERS. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed herein or in a resolution by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

         SECTION 5.3. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board, and shall have such further authority and powers and shall perform such duties as the Board may from time to time confer and direct. The Chairman of the Board shall carry into effect all legal directions of the Executive Committee, if any, and of the Board, and shall at all times exercise general supervision over the interest, affairs and operations of the Corporation, and perform all duties incident to his office.

         SECTION 5.4. VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the Board shall preside at all meetings of the Board at which the Chairman of the Board shall not be present, and shall have such further authority and powers and shall perform such duties as the Board or the Chairman of the Board may from time to time confer and direct.

         SECTION 5.5. PRESIDENT. The President shall have the powers and duties pertaining to the office of the President conferred or imposed upon him by statute or assigned to him by the Board. In the absence of the Chairman of the Board, the President shall have the powers and duties of the Chairman of the Board. The President shall carry into effect all legal directions of the Executive Committee, if any, and of the Board, and shall at all times exercise general supervision over the interest, affairs and operations of the Corporation, and perform all duties incident to his office.

         SECTION 5.6. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall, subject to the control of the Board, have general supervision, direction and control over the Corporation's business and officers. The Chief Executive Officer shall carry into effect all legal directions of the Executive Committee, if any, and of the Board, and shall at all times exercise general supervision over the interest, affairs and operations of the Corporation, and perform all duties incident to his office.

         SECTION 5.7. VICE PRESIDENTS. There may be one or more Vice Presidents, however denominated by the Board (including, but not limited to, one or more Senior Vice Presidents and one or more Executive Vice Presidents) who may at any time perform all the duties of the Chairman of the Board and/or the President, and such other powers and duties as may from time to time be assigned to them by the Board, the Executive Committee, if any, the Chairman of the Board, or the President.

         SECTION 5.8. SECRETARY. The Secretary shall attend to the giving of notice of meetings of the stockholders and of the Board, as well as the Committees thereof, to the keeping of accurate minutes of all such meetings, and to recording the same in the minute books of the Corporation. Subject to the other notice requirements of these Bylaws and as may be practicable under the circumstances, all such notices shall be in writing and to the extent practicable, mailed well in advance of the scheduled date of any such meeting. The Secretary shall have custody of the corporate seal and shall affix the same to any documents requiring such corporate seal and to attest the same.

         SECTION 5.9. TREASURER. The Treasurer is the chief financial officer of the Corporation and shall have general supervision over all assets and liabilities of the Corporation. He shall be custodian of and responsible for all monies, funds and valuables of the Corporation and for the keeping of proper records of the evidence of property or indebtedness and of all transactions of the Corporation. He shall have general supervision of the expenditures of the Corporation and shall report to the Board at each regular meeting the condition of the Corporation, and perform such other duties as may be assigned to him from time to time by the Board, the Executive Committee, if any, the Chairman of the Board, or the President.

         SECTION 5.10. SUBORDINATE OFFICERS. The Board may appoint, or empower the President to appoint such other officers and agents at the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws, or as the Board may from time to time determine.

         SECTION 5.11. POWERS AND DUTIES OF OTHER OFFICERS. The powers and duties of all other officers of the Corporation shall be those usually pertaining to their respective offices, subject to the direction of the Board, the Executive Committee, if any, the Chairman of the Board, or the President.

                                   ARTICLE VI

                          STOCK AND STOCK CERTIFICATES

         SECTION 6.1. TRANSFER. Shares of stock shall be transferable on the books of the Corporation, and a transfer book shall be kept in which all transfers of stock shall be recorded.

         SECTION 6.2. CERTIFICATES. Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or the Vice Chairman of the Board, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by him in the Corporation. The corporate seal affixed thereto, and any of or all the signatures on the certificate, may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate its issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

         SECTION 6.3. LOST, STOLEN OR DESTROYED STOCK CERTIFICATES; ISSUANCE OF NEW CERTIFICATES. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                   ARTICLE VII

                                 CORPORATE SEAL

         SECTION 7.1. SEAL. The corporate seal shall have the name of the Corporation inscribed thereon, and shall be in such form as may be approved from time to time by the Board.

         SECTION 7.2. AFFIXING AND ATTESTING. The seal of the Corporation shall be in the custody of the Secretary, who shall have the power to affix it to the proper corporate instruments and documents, and who shall attest it. In the absence of the Secretary, the seal may be affixed and attested by an Assistant Secretary or by any other person or persons as may be designated by the Board, or the Secretary.

                                  ARTICLE VIII

                                   FISCAL YEAR

         The fiscal year of the Corporation shall be the calendar year.

                                   ARTICLE IX

                   EXECUTION OF INSTRUMENTS OF THE CORPORATION

         The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

                                    ARTICLE X

                                 INDEMNIFICATION

         SECTION 10.1. PERSONS COVERED. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 10.3, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized by the Board of the Corporation.

         SECTION 10.2. ADVANCE OF EXPENSES. The Corporation may pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition, PROVIDED, however, to the extent provided by law, such payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this
Article X or otherwise.

         SECTION 10.3. CERTAIN RIGHTS. If a claim for indemnification or advancement of expenses under this Article X is not paid in full within sixty
(60) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

         SECTION 10.4. NONEXCLUSIVITY OF RIGHTS. The rights conferred on any Covered Person by this Article X shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

         SECTION 10.5. REDUCTION OF AMOUNT. The Corporation's obligation, if any, to indemnify any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

         SECTION 10.6. EFFECT OF MODIFICATION. Any amendment, repeal or modification of the foregoing provisions of this Article X shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such amendment, repeal or modification.

                                   ARTICLE XI

                                 GENERAL MATTERS

         SECTION 11.1. SHARES OF OTHER CORPORATIONS. The Chairman of the Board, the President, any Vice Chairman, any Vice President, and the Secretary or anyone holding a position equivalent to the foregoing, pursuant to these Bylaws, is each authorized to vote, represent and exercise on behalf of the Corporation, all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted to said officer to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised by said officer in person or by any person authorized so to do by proxy or power of attorney duly executed by said officer. Notwithstanding the foregoing sentences, the Board may, in its discretion, designate by resolution the person to vote or represent said shares of other corporations.

         SECTION 11.2. CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS. From time to time, the Board shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

         SECTION 11.3. WAIVER OF NOTICE OF MEETINGS OF STOCKHOLDERS, DIRECTORS AND COMMITTEES. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

         SECTION 11.4. CONSTRUCTION; DEFINITIONS; REFERENCES TO GENDER. Unless the context otherwise requires, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number the singular, and the term "person" includes both a corporation and a natural person. A reference in these Bylaws to one gender, masculine, feminine, or neuter includes the other two.

         SECTION 11.5. MAINTENANCE OF CORPORATE RECORDS. The Corporation shall keep, at its principal office or at such place or places as designated by the Board either within or without the State of Delaware, a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended from time to time, accounting books, and other corporate records.

                                   ARTICLE XII

                            AMENDMENTS TO THE BYLAWS

         Subject to the provisions of the Certificate of Incorporation and in addition to any affirmative vote required by law, any alteration, amendment, repeal or rescission (any "Change") of these Bylaws must be approved either (i) by a majority of the then-authorized number of directors and, if one or more Related

Persons (as defined in the Certificate of Incorporation) exist, by a majority of the Continuing Directors (as defined in the Certificate of Incorporation), or
(ii) by the affirmative vote of the holders of not less than seventy-five percent (75%) or more of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class and, if the Change is proposed by or on behalf of a Related Person or, at any time that one or more Related Persons exist, by a director who is not a Continuing Director as to all Related Persons, such Change must also be approved by the affirmative vote of the holders of a majority or more of the combined voting power of the Disinterested Shares (as defined in the Certificate of Incorporation).

         Subject to the foregoing, the Board of the Corporation is expressly authorized to make, alter, amend, repeal or rescind the Bylaws of the Corporation.

                            CERTIFICATE OF SECRETARY

         I, THE UNDERSIGNED, do hereby certify:

         That I am the duly elected, qualified and acting Secretary of California Community Bancshares, Inc., a Delaware corporation, and that the above and foregoing Bylaws, comprising thirteen (13) pages, constitute the Bylaws of said corporation duly adopted and approved as such by the Board of Directors of said corporation at a meeting held on October 12, 1999.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said corporation on October 12, 1999.

                                             /s/ J. Thomas Byrom
                                             ---------------------------
                                             J. Thomas Byrom
                                             Secretary

( S E A L )